UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 6, 2016

ROGERS CORPORATION
(Exact name of Registrant as specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices and Zip Code)

(860) 774-9605
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a transition in its finance and accounting leadership, effective May 11, 2016, Rogers Corporation (the "Company") appointed Janice Stipp, the Company's current Chief Financial Officer, to the additional position of Chief Accounting Officer, replacing John Krawczynski, whose employment with the Company terminated on the same date.  The terms of Ms. Stipp's employment and compensation with the Company were not altered by her assuming this additional role.

Ms. Stipp, 56, joined the Company as Chief Financial Officer in November 2015 in connection with the retirement of David Mathieson.  From October 2011 until shortly before accepting her position with the Company, Ms. Stipp served as Executive Vice President, Chief Financial Officer and Treasurer at Tecumseh Products Company, a publicly traded company and global leader in the refrigeration and air conditioning industry.  From January 2011 until June 2011, Ms. Stipp served as Chief Financial Officer of Revstone Industries, LLC, a company that manufactures, engineers, and designs components for use in the transportation and heavy truck industries.

There are no arrangements or understandings between Ms. Stipp and any other person pursuant to which she was appointed to the additional role as Chief Accounting Officer, and there are no family relationships between Ms. Stipp and any director or executive officer of the Company.  Ms. Stipp has no direct or indirect material interest in any existing or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.05.     Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 6, 2016, the Company’s Board of Directors adopted an updated Code of Business Ethics (the “Revised Code”), which became effective immediately. The Revised Code replaces the Company’s existing Code of Business Conduct and Ethics (the “Code”) and reflects the Company’s continuing commitment to maintain the highest ethical standards with customers, suppliers, regulators, shareholders, employees, business partners and the communities in which it operates.

The revisions to the Code were made to, among other things, (1) incorporate a summary of the Company’s cultural behaviors and fundamental principles, (2) clarify its application to all Company directors, officers, employees and representatives, including consultants and agents, (3) enhance awareness and readability of the Company’s standards of conduct, and (4) update and/or incorporate into the Code Company policies relating to:

●	promoting product quality and safety;
●	conducting research and development;
●	protecting intellectual property;
●	marketing Company products;
●	promoting equal opportunity and appropriate workplace behavior;
●	preventing bribery and corruption;

●	recognizing and avoiding conflicts of interest;
●	gift giving and receiving;
●	managing insider and confidential information;
●	complying with competition and antitrust laws;
●	promoting safety and health;
●	protecting the environment;
●	protecting Company property and resources;
●	maintaining records and making disclosures;
●	financial reporting;
●	working with suppliers and other third parties;
●	protecting personal information;
●	complying with trade controls; and
●	respecting human rights.

A copy of the Revised Code is publicly available on the corporate governance page of the Company’s website at https://www.rogerscorp.com/cg/index.aspx.  The contents of the Company’s website are not incorporated by reference into this report or made a part hereof for any purpose.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of the Company’s shareholders was held on May 6, 2016. Sufficient shares were present for purposes of a quorum for each of the three proposals submitted to a vote.  The voting results for those proposals are set forth below.

1.                   The eight nominees to the Company’s Board of Directors were elected based on the following votes, and, except as otherwise required by law, by the Company’s Articles of Organization or by the Company’s Bylaws, will hold office until the next annual meeting of shareholders and thereafter until their successors have been chosen and qualified:

Director Nominee	For	Withhold	Broker Non-Votes
Keith L. Barnes	15,926,343	270,194	771,044
Michael F. Barry	15,628,504	568,033	771,044
Bruce D. Hoechner	15,626,235	570,302	771,044
Carol R. Jensen	15,382,293	814,244	771,044
William E. Mitchell	15,896,461	300,076	771,044
Ganesh Moorthy	15,383,501	813,036	771,044
Helene Simonet	16,142,631	53,906	771,044
Peter C. Wallace	10,762,797	5,433,740	771,044

2.            By the following vote, the shareholders approved a non-binding advisory resolution on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
15,121,102	614,387	461,048	771,044

3.            By the following vote, the shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	Against	Abstain
16,776,609	6,381	184,591

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION

	By:	/s/ Jay B. Knoll
Jay B. Knoll
Vice President & General Counsel

Date: May 12, 2016